SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):October 20, 2014

PROBE MANUFACTURING, INC.

(Exact name of Company as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
17475 Gillette Blvd., Irvine, CA 92614
(Address of principal executive offices)
Phone: (949) 273-4990
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On or about October 21, 2014, Probe Manufacturing, Inc., a public Nevada corporation (the “Company”), located at 17475 Gillette Blvd., Irvine CA 92614,  entered into a letter of intent (the “LOI”) with S-Ray INCORPORATED, a private Nevada corporation (“S-Ray”), located at 50 West Liberty Street, Suite 880, Reno Nevada 89501, which provides that the Company will issue S-Ray 75,000,000 shares of restricted Company common stock in exchange for 1,000,000 shares of S-Ray restricted common stock (the “Share Exchange Agreement”). The 1,000,000 shares of S-Ray will be distributed to the Company’s shareholders of record as of

October 31, 2014, on a pro-rata basis. In conjunction with the LOI, S-Ray has also agreed to work with the existing note holders, including the potential extinguishment of the existing notes, at the closing of the Share Exchange Agreement. Further, the LOI outlines that in the potential Share Exchange Agreement, S-Ray would commit to signing a manufacturing and distribution rights agreement with the Company for its ClearScan LAB product wherein the terms of the distribution rights agreement would be similar to the following:

a.

The Company would book the revenue from the product sales; regardless, if it was to a single customer such as a distributor or to individual clients;

b.

The Company would maintain control of manufacturing costs and profits;

c.

S-Ray would be paid an annual royalty of 6% of total ClearView LAB revenue;

d.

The distribution rights agreement would be for a minimum of 3 years and a maximum of 5 years; and,

e.

The Company would have the right to sell or assign the distribution rights agreement to another suitable manufacturing partner.

S-Ray further believes that it will be able to assist the Company in raising capital, and the purchasing of equipment in order to prepare for the manufacturing, testing and fulfillment of the ClearView LAB product. S-Ray will also assist the Company in establishing commercial banking services including credit lines and debt.

The Company and S-Ray agree to make their best efforts to close and finalize the proposed Share Exchange Agreement within 60 days of the signing of the LOI. The Share Exchange Agreement is subject to shareholder approval by the Company’s shareholders, and a due diligence period of up to 60 days with the closing proposed on or before December 20, 2014. This transaction is also subject to a due diligence investigation of the operations of S-Ray by the Company.

The foregoing summary description of the terms of the Letter of Intent may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Letter of Intent, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1

Letter of Intent between the Company and S-Ray INCORPORATED, dated October 20, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Probe Manufacturing, Inc.

Date: October 21, 2014

By: /s/ Kambiz Mahdi

Kambiz Mahdi

Chief Executive Officer